Exhibit 99.3

SealedMedia Limited & SealedMedia Inc

Consolidated balance sheet and profit and loss account for the 6 months ended 30 June 2006

SealedMedia Limited & SealedMedia Inc

Consolidated Profit and loss account for the 6 months ended 30 June 2005

	Note	6 months to 30 June 2006	6 months to 30 June 2005
		£	£
Turnover	1	782,158	1,123,376
Cost of sales		(327,551)	(298,779)
Gross profit		454,607	824,597
Distribution costs		(734,217)	(739,584)
Administrative expenses		(1,269,810)	(1,372,888)
Operating loss	2	(1,549,420)	(1,287,875)
Interest receivable and similar income		1,864	2,175
Interest payable and similar charges	3	(3,363)	(2,038)
Loss on ordinary activities before taxation		(1,550,919)	(1,287,738)
Tax on loss on ordinary activities		12,074	66,783
Loss for the financial period	9	(1,538,845)	(1,220,955)

The results for the years shown above are derived entirely from continuing activities.

There are no material differences between the loss on ordinary activities before taxation and the loss for the years stated above and their historical cost equivalents.

The accompanying notes form an integral part of these financial statements.

SealedMedia Limited & SealedMedia Inc

Notes to the financial statements for the years ended 30 June 2006 and 2005

	Note	2006	2005
		£	£
Loss for the financial period	9	(1,538,845)	(1,220,955)
Currency translation differences on foreign currency net investments	9	123,836	(240,773)
Total losses recognised relating to the period		(1,415,009)	(1,461,728)

The accompanying notes form an integral part of these financial statements.

SealedMedia Limited & SealedMedia Inc

Consolidated Balance Sheet as at 30 June 2006

	Note	2006	2005
		£	£
Fixed assets
Tangible fixed assets	4	31,690	82,803
		31,690	82,803
Current assets
Debtors	5	670,533	1,368,425
Cash at bank and in hand		35,511	8,610
		706,044	1,377,035
Creditors – Amounts falling due within one year	6	(929,452)	(1,120,068)
Net current (liabilities)/assets		(223,408)	256,967
Total assets less current liabilities		(191,718)	339,770

Creditors – Amounts falling due after more than one year	7	(46,747)	(26,276)
Net assets		(238,465)	(313,494)

Capital and reserves
Called up share capital	8	610	610
Share premium account	9	7,055,316	7,055,316
Other reserves	9	21,004,415	18,790,515
Profit and loss account	9	(28,298,806)	(25,532,947)
Shareholder’s funds	10	(238,465)	(313,494)

The accompanying notes form an integral part of these financial statements.

SealedMedia Limited & SealedMedia Inc

Notes to the financial statements for the years ended 30 June 2005 and 2004

1                 Accounting policies

These financial statements are prepared on the going concern basis, under the historical cost convention, and in accordance with the Companies Act 1985 and applicable accounting standards in the United Kingdom. The principal accounting policies, which have been applied consistently, are set out below.

Basis of consolidation

The consolidated financial statements include the accounts of the company and its 100% owned subsidiary undertaking SealedMedia, Inc. All intercompany transactions are eliminated on consolidation and the consolidated accounts reflect external transactions only.

Basis of accounting

The nature of the Company’s business is such that there can be considerable unpredictable variation in the timing of cash inflows. The directors have prepared projected cash flow information for the period ended 31 December 2006. On the basis of this cash flow information and discussions with their new parent company, Stellent, Inc. (See note 12) the directors consider that the company will continue to operate within the funds available from the parent company and to meet its obligations to third party liabilities as and when they fall due through the next year.

Having considered the matters referred to above, the directors still consider that it is appropriate to prepare the accounts on the going concern basis and as such the accounts do not include any adjustments that would result from the withdrawal of parent company funding. If however, the company were unable to continue in operational existence for the foreseeable future, adjustments would have to be made to reduce the balance sheet values of assets to their recoverable amounts to provide for further liabilities that might arise, and to reclassify fixed assets and long-term liabilities as current assets and liabilities.

Research and development

Research and development expenditure is written off as incurred.

Deferred taxation

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date.

A net deferred tax asset is recognised as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.

Deferred tax is measured at the average rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date.  Deferred tax is measured on an undiscounted basis.

No deferred tax assets have been recognised as it is more likely than not that the deferred tax assets will be realised.

Turnover

Turnover represents amounts derived from the sale of computer software and related support services after deduction of trade discounts and value added tax. Software revenue is recognised upon delivery of goods to customers. Support and maintenance fees are recognised rateably over the period to which they relate. Fees for service are recognised as the services are performed.

Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment, and calculated in accordance with the policy set out below.

Depreciation is calculated so as to write off the cost of tangible fixed assets on a straight line basis over the expected useful economic lives of the assets concerned.  The principal annual rates used for this purpose are:

Computer equipment	over 2 years
Fixtures, fittings and equipment	over 4 years

Foreign currency translation

Trading transactions denominated in foreign currencies are translated into sterling at the rate of exchange ruling when the transaction was entered into. Monetary assets and liabilities are translated into sterling at the exchange rate ruling at the balance sheet date. Exchange gains or losses are included in the profit and loss account in the period in which they arise.

Finance and operating leases

Assets held under finance leases and other similar contracts, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

All other leases are accounted for as operating leases and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

Cash flow statement

In accordance with the provisions of FRS 1 (Revised) ‘Cash Flow Statements’, the company has taken advantage of the exemptions for small sized companies. Accordingly a cash flow statement has not been included in these financial statements.

Related party transactions

Transactions between the company and other group companies have not been disclosed in accordance with the exemption in FRS 8 ‘Related Party Disclosures’ paragraph 3(a).

2                 Operating loss

	2006	2005
	£	£
Operating loss is stated after charging:
Depreciation of tangible fixed assets	26,296	29,093
Operating lease rentals - other	105,152	105,152
Auditors’ remuneration - audit services	61,523	29,001

3           Interest payable and similar charges

	2005	2004
	£	£
On bank loans and overdrafts	—	—
On finance leases	3,363	2,038
	3,363	2,038

4           Tangible fixed assets

Group	Fixtures, fittings and equipment	Computer equipment	Total
	£	£	£
Cost
At 1 January 2006	133,648	349,932	483,580
Additions	—	4,818	4,818
Disposals	—	—	—
At 31 December 2005	133,648	354,750	488,398
Accumulated depreciation
At 1 January 2006	121,685	308,727	430,412
Charge for the year	2,612	23,684	26,296
Disposals	—	—	—
At 31 December 2005	124,297	332,411	456,708
Net book amount
At 30 June 2006	9,351	22,339	31,690
At 31 December 2005	11,963	41,205	53,168

5                 Debtors

	2006	2005
	£	£
Trade debtors	382,813	817,040
Amounts owed by group undertakings	130,750	120,823
Corporation tax	—	—
Other debtors	59,946	283,837
Prepayments and accrued income	97,024	146,724
	670,533	1,368,425

Amounts owed by group undertakings include an amount of £130,750 (2005: £120,823) which is due after more than one year.  All other amounts are interest free, unsecured, and repayable on demand.

6           Creditors – Amounts falling due within one year

	2006	2005
	£	£
Bank overdraft	—	18,739
Trade creditors	131,054	241,919
Corporation tax	—	—
Taxation and social security	71,027	241,745
Other creditors	133,335	82,240
Accruals	87,164	436,934
Deferred income	506,872	98,490
	929,452	1,120,068

7           Creditors – Amounts falling due after more than one year

	2005	2004
	£	£
Obligations under finance leases	46,747	26,276

	46,747	26,276

8           Called-up share capital

	2006	2005
	£	£
Authorised
10,000,000 (2004: 10,000,000) ordinary shares of £0.0001 each	1,000	1,000
	1,000	1,000
Allotted, called up and fully paid
6,102,454 (2004: 6,102,454) allotted, called up and fully paid ordinary shares of £0.0001 each	610	610
	610	610

9           Reserves

	Share premium account	Other reserves	Profit & loss account
	£	£	£
At 1 January 2006	7,055,316	20,016,102	(26,883,797)
Capital contribution	—	988,313	—
Loss for the year	—	—	(1,538,845)
Currency translation differences on foreign currency net investments	—	—	123,836
At 30 June 2006	7,055,316	21,004,415	28,298,806

10         Reconciliation of movement in shareholder’s funds

	2006	2005
	£	£
Loss for the period	(1,538,845)	(1,220,955)
Currency translation differences on foreign currency net investments	123,836	1,671,784
Capital contribution	988,313	(240,773)
Net (decrease)/increase in shareholder’s funds	(426,696)	(210,056)
Opening shareholder’s funds at 1 January	188,231	103,438
Closing shareholder’s funds at 30 June	(238,465)	(313,494)

11         Controlling party

SealedMedia Ltd is the parent undertaking of the smallest and largest group of undertakings to consolidate these financial statements at 31 December 2005.  The consolidated financial statements of SealedMedia Ltd are available from SealedMedia Limited, Sorbon House, 24-26 Aylesbury End, Beaconsfield, Buckinghamshire, HP9 1LW

12         Subsequent events

Stellent, Inc. (“Stellent”) entered into a Share Purchase Agreement by and among Stellent, Stellent, B.V., a wholly owned subsidiary of Stellent, and SealedMedia, Ltd (“SealedMedia”) dated as of July 31, 2006 (the “Share Purchase Agreement”) for the acquisition of the entire issued share capital of SealedMedia Limited (“SealedMedia Sub”), a wholly owned subsidiary of SealedMedia.  Under the terms of the Share Purchase Agreement, Stellent acquired the entire issued share capital of SealedMedia Sub for initial consideration of $10 million.  If certain net revenue  targets are achieved between  July 31, 2006 and June 30, 2007, Stellent will pay up to $5 million in contingent consideration.

13         Summary of differences between accounting principles generally accepted in the United Kingdom and the United States of America

The financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom (“UK GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”).

The following is a summary of the significant adjustments to the net loss and equity shareholders’ (deficit) / funds when reconciling amounts recorded in the UK GAAP financial statements to the corresponding amounts in accordance with US GAAP.

	2006	2005
	£	£
Loss for the financial year in accordance with UK GAAP	(1,538,845)	(1,220,955)

Revenue recognition (a)	—	(27,698)

Net loss for the period in accordance with US GAAP	(1,538,845)	(1,248,653)

	2006	2005
	£	£
Shareholder’s funds in accordance with UK GAAP	(238,465)	(313,494)

Revenue recognition (a)	—	(27,698)

Shareholders’ equity in accordance with US GAAP	(238,465)	(341,192)

(a) Revenue recognition

Under UK GAAP, revenue from contractual arrangements are accounted for as separate transactions where the commercial substance is that the individual components operate independently of each other and the consideration can be allocated to each transaction reliably.

Under US GAAP, revenue is recognised for software income in accordance with SOP 97-2.  With regard to software arrangements involving multiple elements, the Company has allocated revenue to each element based on the relative fair value of each element. The Company’s determination of fair value of each element in multiple-element arrangements is based on vendor-specific objective evidence.  The Company noted that certain agreements with maintenance and discounts required adjustment under SOP 97-2.

Accordingly under US GAAP, revenue was reduced by £27,698 the 6 months ended 30 June 2005 and deferred revenue was increased by the same amount.  No adjustment was required for the 6 months ended 30 June 2006.

PRESENTATIONAL DIFFERENCES

Profit and loss accounts

The Group presents its Consolidated Profit and Loss Account in accordance with UK GAAP and the Companies Act 1985.  This presentation differs in certain respects from that which is required under US GAAP.

The following summary Consolidated Statements of Operations present the Group’s results of operations prepared in accordance with UK GAAP in a format that is required under US GAAP.

	6 months ended 30 June 2006	6 months ended 30 June 2005
	£	£
Revenues
Product licenses	396,883	728,044
Services	70,056	110,397
Post-contract support	315,219	284,934
	782,158	1,123,375

Cost of Revenues
Product licenses	(8,148)	(9,335)
Services	(215,735)	(202,279)
Post-contract support	(103,668)	(87,164)
	(327,551)	(298,778)

Gross Profit	454,607	824,597

Operating Expenses:
Sales and marketing	(734,217)	(739,503)
General and administrative	(667,972)	(703,673)
Research and development	(601,838)	(669,297)
Total operating expenses	(2,004,027)	(2,112,472)

Income (loss) from Operations	(1,549,420)	(1,287,875)

Interest and other income	1,864	2,175
Interest payable and other charges	(3,363)	(2,038)

Net income (loss) before income taxes	(1,550,919)	(1,287,738)

Provision for income taxes	12,074	66,783

Net income (loss)	(1,538,845)	(1,220,955)

Balance sheets

The Group presents it Consolidated Balance Sheets in accordance with UK GAAP requiring assets be presented in ascending order of liquidity, netting current assets and liabilities, and subtotaling to a Net liabilities or assets figure. This presentation differs in certain respects from the requirements under US GAAP, which assets are presented in descending order of liquidity and assets and liabilities are separately stated.

The following summary Consolidated Balance Sheets present the Group’s financial position prepared in accordance with UK GAAP in a format that is required under US GAAP.

	30 June 2006	30 June 2005
	£	£
ASSETS
Current assets:
Cash, restricted cash, cash equivalents, and short-term marketable securities	35,511	8,610
Accounts receivable, net	382,813	817,041
Prepaid expenses and other current assets	287,720	551,384

Total current assets	706,044	1,377,035

Property and equipment, net	31,690	82,803

	737,734	1,459,838

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	131,054	241,919
Other taxes and social security	71,027	241,745
Deferred revenues, current portion	506,874	98,491
Accrued expenses and other	220,497	537,913

Total current liabilities	929,452	1,120,068

Obligations under capital leases, net of current portions	46,747	26,276

Total liabilities	976,199	1,146,344

Shareholders’ equity:
Common stock	610	610
Additional paid-in capital	28,059,731	25,845,831
Accumulated deficit	(27,794,893)	(25,927,559)
Other comprehensive income	(503,913)	394,612

Total shareholders’ equity	(238,465)	313,494

Total liabilities and shareholders’ equity	737,734	1,459,838